UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2008

IPC THE HOSPITALIST COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617

North Hollywood, California

(Address of principal executive offices, including Zip Code)

(888) 447-2362

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On March 19, 2008, Barry Smith, a current member of the Board of Directors of IPC The Hospitalist Company, Inc. (“IPC”), informed the Board of Directors that he intends to tender his resignation from the Board of Directors effective with the next board meeting, which is expected to take place in June 2008.

(d)

On March 19, 2008, the Board of Directors elected Woodrin Grossman to the Board of Directors and named him to serve on the audit committee and nominating and governance committee of the Board of Directors. Mr. Grossman was elected as a Class II Director and will stand for election at IPC’s 2009 annual meeting of stockholders. There are no arrangements or understandings between Mr. Grossman and any other person pursuant to which he was elected as a director. In addition, there have been no transactions, either since the beginning of IPC’s last fiscal year or currently proposed, regarding Mr. Grossman that are required to be disclosed under Item 404(a) of Regulation S-K. In connection with his election to the Board of Directors, Mr. Grossman received an initial option to purchase 15,625 shares of our common stock. Such options vest in 24 equal monthly installments and have an exercise price of $17.54, which is equal to the fair market value of our common stock on the date of grant.

(e)

On March 19, 2008, the Board of Directors approved annual base salary increases for each of IPC’s named executive officers as follows: Adam D. Singer, M.D., our Chairman, Chief Executive Officer, Chief Medical Officer and Director, increased from $406,000 to $448,000; R. Jeffrey Taylor, our President, Chief Operating Officer and Director, increased from $273,105 to $300,000; Devra G. Shapiro, our Chief Financial Officer, increased from $219,555 to $260,000; and Richard G. Russell, our Executive Vice President and Chief Development Officer, increased from $206,000 to $240,000. Each of the base salary increases was effective retroactive to January 1, 2008.

IPC’s named executive officers will be eligible for awards under the 2007 Equity Compensation Plan (the “Compensation Plan”) based upon IPC’s performance during fiscal year 2008. On March 19, 2008, the Compensation Committee determined that the corporate performance measures that will be used for the Compensation Plan in 2008 are revenue, EBITDA and quality. The Compensation Committee set target awards as a percentage of base salary as follows: Dr. Singer, 70%; Mr. Taylor, 65%, Ms. Shapiro, 60%; and Mr. Russell, 55%. The award for each named executive officer will decrease by 5% for each percentage point below target and will increase by 1% for each percentage point above target with a maximum bonus of 150% of target.

(f)

On February 22, 2008, the Compensation Committee awarded IPC’s named executive officers cash bonus incentive payments for fiscal year 2007 that were based upon pre-established performance objectives under IPC’s performance-based bonus plan, as well as discretionary cash bonuses based upon exceptional performance during fiscal year 2007. The amount of each discretionary bonus, incentive award and the total compensation for each named executive officer during the fiscal year ended December 31, 2007 has been recalculated to include the performance-based bonus award as follows:

Named Executive Officer	Bonus	Non-Equity Incentive Plan Compensation	Total Compensation
Adam D. Singer, M.D.	$60,000	$259,038	$766,112
R. Jeffrey Taylor	50,000	157,035	517,378
Devra G. Shapiro	47,500	126,244	418,939
Richard Russell	45,000	118,450	396,355

Item 9.01 – Financial Statements and Exhibits

(d) The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description
99.1	Press release dated March 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC THE HOSPITALIST COMPANY, INC.

Date: March 24, 2008	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D. Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 20, 2008

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